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                                                                  EXHIBIT 11.2
                                  UNISYS CORPORATION
                    STATEMENT OF COMPUTATION OF EARNINGS PER SHARE
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1995 AND 1994
                                     (UNAUDITED)
                             (Millions, except share data)
Primary Earnings Per Common Share                        1995         1994
                                                     -----------  -----------
Average Number of Outstanding Common Shares          171,387,269  170,831,860
Additional Shares Assuming Exercise of Stock Options     644,899      970,853
                                                     -----------  -----------
Average Number of Outstanding Common Shares and
   Common Share Equivalents                          172,032,168  171,802,713
                                                     ===========  ===========

Income (Loss) From Continuing Operations                 $( 32.2)      $ 30.8
Dividends on Series A, B and C Preferred Stock            ( 30.2)      ( 30.0)
                                                          ------       ------
Primary Earnings (Loss) on Common Shares Before
    Discontinued Operations                               ( 62.4)          .8
Income From Discontinued Operations                                      12.1
                                                          ------       ------
Primary Earnings (Loss) on Common Shares                 $( 62.4)      $ 12.9
                                                          ======       ======
Primary Earnings (Loss) Per Common Share
   Continuing Operations                                  $( .36)       $ .01
   Discontinued Operations                                                .07
                                                          ------       ------
   Total                                                  $( .36)        $.08
                                                          ======       ======

Fully Diluted Earnings Per Common Share

Average Number of Outstanding Common
   Shares and Common Share Equivalents               172,032,168  171,802,713
Additional Shares:
   Assuming Conversion of 8 1/4% Convertible Notes    33,697,387   33,697,762
   Attributable to Stock Options                                       96,648
                                                     -----------  -----------
Common Shares Outstanding Assuming Full Dilution     205,729,555  205,597,123
                                                     ===========  ===========

Primary Earnings (Loss) on Common Shares Before
   Discontinued Operations                               $( 62.4)        $ .8
Interest Expense on 8 1/4% Convertible Notes,
   Net of Applicable Tax                                     4.4          4.4
                                                          ------       ------
Fully Diluted Earnings (Loss) on Common Shares
   Before Discontinued Operations                         ( 58.0)         5.2
Income From Discontinued Operations                                      12.1
                                                          ------       ------
Fully Diluted Earnings (Loss) on Common Shares           $( 58.0)      $ 17.3
                                                          ======       ======

Fully Diluted Earnings (Loss) per Common Share
   Continuing Operations                                  $( .28)       $ .02
   Discontinued Operations                                                .06
                                                          ------       ------
   Total                                                  $( .28)       $ .08
                                                          ======       ======

Earnings (Loss) Per Common Share As Reported

Primary
   Continuing Operations                                  $( .36)       $ .01
   Discontinued Operations                                                .07
                                                          ------       ------
   Total                                                  $( .36)       $ .08
                                                          ======       ======
Fully Diluted
   Continuing Operations                                  $( .36)       $ .02
   Discontinued Operations                                                .06
                                                          ------       ------
   Total                                                  $( .36)       $ .08
                                                          ======       ======
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